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                                                                     EXHIBIT 5.1



                         [LATHAM & WATKINS LETTERHEAD]



                                  May 7, 1996



Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210



             Re: Registration Statement No. 333-02321; $575,000,000 Aggregate Principal Amount of Convertible Subordinated Notes due 2006

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Ladies and Gentlemen:



    In connection with the registration of $575,000,000 aggregate principal amount of Convertible Subordinated Notes due 2006 (the "Securities") and the common stock, par value $2.50 per share, issuable upon conversion of such Securities (the "Common Stock") by Hilton Hotels Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 8, 1996 (File No. 333-02321), as amended by Amendment No. 1 filed with the Commission on April 30, 1996 and as amended by Amendment No. 2 filed with the Commission on the date hereof (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.



    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and the Common Stock, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.



    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.



    We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York.



    Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

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    Subject to the foregoing and the other  matters set forth herein, it is  our opinion that as of the date hereof:



    1. The Securities have been duly authorized by all necessary corporate action of the Company, and when authenticated by the Trustee and executed and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.



    2. The Common Stock to be issued upon the conversion of the Securities has been duly authorized, and when issued in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.



    The opinion rendered in paragraph 1 above relating to the enforceability of the Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.



    To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.



    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."



                                          Very truly yours,



                                          LATHAM & WATKINS